POWER OF ATTORNEY


       The undersigned, being a director and/or officer of Truist Financial Corporation ("Company"), hereby nominates, constitutes, and appoints the Corporate Secretary and each Assistant Corporate Secretary of the Company, as well as the employees of the Company or one of its affiliates listed on Exhibit A hereto (for as long as such individuals remain employees of the Company or one of its affiliates), or any one of them severally and with full power of substitution, to be his or her true and lawful attorney-in-fact in connection with any Securities and Exchange Commission ("Commission") filings on behalf of the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may arise out of the undersigned's ownership of the Company's securities.

       Accordingly, any such attorney-in-fact is authorized to complete and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of the Company, any such filings and to take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents prepared and executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. Without limiting the generality of the foregoing, each such attorney-in-fact is authorized to prepare, sign and file with the Commission (i)
  Form ID and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Commission of reports required by Section 16 of the Exchange Act, (ii) the Initial Statement of Beneficial Ownership of Securities on Form 3, (iii) each Statement of Changes in Beneficial Ownership of Securities on Form 4, (iv) each Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, and
  (v) any other statements, reports or filings, and to make such changes in and amendments to any of said reports and filings as such attorney-in-fact deems appropriate. Any such attorney-in-fact is futher authorized to seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Corporate Secretary of the Company. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	IN WITNESS WHEREOF, I hereby sign and seal this Power of Attorney this 6th day of December, 2019.


/s/ Scott E. Case
Scott E. Case




Exhibit A

Ellen M. Fitzsimmons
A. Michelle Willis
Curt Phillips
Bradley T. Kamlet
Carla Brenwald